Exhibit 99.1

Sealed Air Corporation Names Christopher J. Stephens Chief Financial Officer Designate
Succeeding James M. Sullivan

CHARLOTTE, N.C., November 24, 2020 – Sealed Air Corporation (NYSE: SEE) today announced that Christopher J. Stephens will be joining the company as chief financial officer designate, effective January 1, 2021, succeeding current CFO James M. Sullivan.

Stephens has more than 30 years of experience in leadership roles in aerospace, industrial and manufacturing sectors. For the past 11 years he has served as SVP and CFO at Barnes Group, a global provider of highly engineered products, technologies and innovative solutions serving a wide range of industries, including aerospace, transportation, manufacturing, automation and packaging. Prior to Barnes Group, he held leadership roles at Fortune 500 companies, including Honeywell, The Boeing Company, Allied Signal and Ingersoll Rand.

“Chris brings a wealth of financial and operational knowledge to the table and an impressive record of driving operational success,” said Ted Doheny, President & CEO of Sealed Air. “Chris will be a strong addition to our leadership team as we accelerate our Reinvent SEE business transformation to world-class performance.”

“I am excited to join Ted and the talented team at Sealed Air. I look forward to contributing to the future success of the company by helping to drive sustainable, profitable growth,” said Stephens.

Stephens holds a bachelor’s degree in accounting from King’s College and an MBA in Corporate Finance from Virginia Tech’s Pamplin School of Business. He is a Certified Public Accountant and a member of the Advisory Board at Fairfield University’s Dolan School of Business.

Current CFO James Sullivan has been in his role with Sealed Air since June 2019. Following the filing of Sealed Air’s Annual Report on Form 10-K for 2020, he will transition to a non-executive advisory role until the end of Q1 2021 and will work alongside Stephens to ensure a seamless transition of responsibilities.

“I would like to thank Jim for his leadership at a critical time for the company,” said Doheny. “As a result of Jim’s contributions, we are well on our way to driving growth through new opportunities in automation, digital and sustainability.”

About Sealed Air
Sealed Air is in business to protect, to solve critical packaging challenges and to leave our world better than we found it. Our portfolio of leading packaging solutions includes CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, and BUBBLE WRAP® brand packaging, which collectively enable a safer, more efficient food supply chain and protect valuable goods shipped around the world. Sealed Air generated $4.8 billion in sales in 2019 and has approximately 16,500 employees who serve customers in 124 countries. To learn more, visit www.sealedair.com.

Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references
Sealed Air | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208

to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the COVID-19, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our 2019 Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

Company Contacts

Investor Relations
Lori Chaitman
lori.chaitman@sealedair.com
516.458.4455

Media
Christina Griffin
Christina.griffin@sealedair.com
704.430.5742

Sealed Air | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208